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                             Contact:  Robert Bowen, Chief Financial Officer
                                       Anne Rivers, Investor Relations
                                       Jeff Keene, Healthcare Media
                                       Cytyc Corporation: 978-266-3010
                                       www.cytyc.com
                                       -------------

                                       Robert P. Jones/Lauren Levine
                                       Media: Dan Budwick
                                       FD Morgen-Walke Associates: 212-850-5600

                                       Lloyd Benson/Shanti Skiffington
                                       Schwartz Communications:  781-684-0770



FOR IMMEDIATE RELEASE
---------------------

                     CYTYC CORPORATION ANNOUNCES INCREASE IN
                            STOCK REPURCHASE PROGRAM

Boxborough, MA, August 1, 2002 -- Cytyc Corporation (Nasdaq:CYTC) announced today that its Board of Directors has authorized an additional $50 million for the repurchase of shares of the Company's common stock through open market purchases or private transactions that will be made from time to time as market conditions allow. The Board of Directors also authorized the Company to repurchase, on an ongoing basis, shares in addition to those to be purchased with the $50 million that are equal in number to shares issued to option holders upon exercise of their Company stock options. Today's authorization increases the total amount of the repurchase program to $100 million plus the cost of purchasing shares equivalent to the number of options exercised.

 A time limit of five years was set for the completion of the program. Shares repurchased under the program will be held in the Company's treasury and will be available for a variety of corporate purposes. The repurchase program may be suspended at any time and from time to time without prior notice.

"Cytyc is committed to managing its capital for the benefit of its shareholders and this expanded buyback program reflects our confidence in the Company's future. This enhanced repurchase plan will also have the effect of neutralizing stock option related dilution," said Patrick J. Sullivan, chairman and chief executive officer of Cytyc Corporation.

"As of June 30, 2002, the company has $200.1 million in cash available, which we expect to be sufficient to fund the repurchase program and continue to support our core business objectives with respect to market penetration of the ThinPrep(R) Pap Test(TM) and the launch of our proprietary ductal lavage procedure for breast cancer risk assessment. Our current cash position and strong projected cash flow allow us to continue to explore additional growth initiatives," continued Mr. Sullivan.


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Cytyc Corporation develops, manufactures, and markets products for medical diagnostic applications primarily focused on women's health. The ThinPrep(R) System consists of the ThinPrep(R) 2000 Processor, ThinPrep(R) 3000 Processor, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC and is a part of the S&P Midcap 400 Index and The Nasdaq-100 Index.

Cytyc(R) and ThinPrep(R) are registered trademarks and ThinPrep(R) Pap Test(TM) is a trademark of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding management's plans and objectives for future operations, product plans and performance, management's assessment of market factors, as well as statements regarding Company strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, management of growth, uncertainty of product development efforts, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, risks associated with competition and competitive pricing pressures, and other risks detailed in the Company's filings with the Securities and Exchange Commission, including under the heading "Certain Factors Which May Affect Future Results" in its 2001 Form 10-K filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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